                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 21, 1999



                          WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)


          TEXAS                         1-9876              74-1464203
(State or other jurisdiction of    (Commission file    (I.R.S. Employer
 incorporation or organization)           number)       Identification Number)


           2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77292
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (713) 866-6000


                                 Not applicable
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On January 21, 1999, Weingarten Realty Investors (the "Company") completed an offering of 2,300,000 shares of 7.00% Series C Cumulative Redeemable Preferred Shares at $50.00 per share (the "Series C Preferred Shares"). The Series C Preferred Shares, which may be called by the Company on or after March 15, 2004, have no stated maturity and remain outstanding indefinitely unless redeemed. The shares are not convertible into any other securities of the Company. Upon the death of a shareholder, the shareholder's estate has a limited right to have the Company redeem the Series C Preferred Shares owned by the shareholder

      The net proceeds of the offering were approximately $11.2 million, which will be used to retire $82 million of variable-rate unsecured notes on or before their maturity in August 2000. The remaining net proceeds will be used for acquisitions, new development, and other corporate purposes. Edward D. Jones & Co., L.P. served as the underwriter in the offering of the Series C Preferred Shares.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits.

          *1.1 Pricing Agreement by and between the Company and Edward D. Jones & Co., L.P. dated January 14, 1999 relating to the Series C Preferred Shares.

          *4.1 Form of Certificate for the 7.00% Series C Cumulative Redeemable Preferred Shares.

          *4.2 Statement of Designation of 7.00% Series C Cumulative Redeemable Preferred Shares of Weingarten Realty Investors.

__________________________________

*Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 1999
                                        WEINGARTEN REALTY INVESTORS



                                        /s/ Stephen C. Richter
                                        ---------------------------------
                                        Stephen C. Richter
                                        Senior Vice President and Treasurer

                          WEINGARTEN REALTY INVESTORS
                               INDEX TO EXHIBITS

EXHIBIT
-------
 *1.1 Pricing Agreement by and between the Company and Edward D. Jones & Co., L.P. dated January 14, 1999 relating to the Series C Preferred Shares.

 *4.1     Form of Certificate for the 7.00% Series C Cumulative
          Redeemable Preferred Shares.

 *4.2     Statement of Designation for the 7.00% Series C
          Cumulative Redeemable Preferred Shares of Weingarten
          Realty Investors.

___________________________________

*Filed herewith